As filed with the Securities and Exchange Commission on April 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVITA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1021707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

28159 Avenue Stanford

Suite 220

Valencia, CA 91355

(661) 367-9170

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donna Shiroma

28159 Avenue Stanford

Suite 220

Valencia, CA 91355

(661) 367-9170

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher H. Cunningham

Coleman Wombwell

K&L Gates LLP

925 Fourth Avenue

Seattle, WA 98104

(206) 370-7639

From time to time after the effective date of this Registration Statement, as determined by the registrant.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus which covers the offering, issuance and sale by us of up to $200,000,000 in the aggregate of the securities identified therein from time to time in one or more offerings; and

•

a prospectus supplement (“the sales agreement prospectus supplement”) covering the offering, issuance and sale by us of up to 3,799,164 shares of our common stock that may be issued and sold under a sales agreement with Cowen and Company, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The dollar amount of the shares of common stock that may be offered, issued and sold under the sales agreement prospectus supplement is included in the $200,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with Cowen and Company, LLC, any portion of the dollar amount of the shares included in the sales agreement prospectus supplement that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and one or more corresponding prospectus supplements, and if no shares are sold under the sales agreement, the full $200,000,000 of securities may be sold in other offerings pursuant to the base prospectus and one or more corresponding prospectus supplements.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 14, 2023

PROSPECTUS

AVITA MEDICAL, INC.

$200,000,000

of

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell from time to time our common stock, preferred stock, warrants, and units. We refer to the common stock, preferred stock, and warrants and any related units collectively as the “securities.” The aggregate initial offering price of all securities sold by AVITA Medical, Inc. pursuant to this prospectus and any prospectus supplement will not exceed $200,000,000. The specific terms of any securities we offer will be included in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock trades on The Nasdaq Stock Market LLC under the symbol “RCEL.” On Apri1 12, 2023, the last reported sale price for our common stock was $15.81 per share.

See “Risk Factors” beginning on page 2 of this prospectus, together with risk factors contained in any applicable prospectus supplement, for factors you should consider before buying any of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is    , 2023.

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “AVITA Medical” and to the “Company,” “we,” “us” or “our” are to AVITA Medical, Inc. and its subsidiaries.

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

We have not authorized anyone to provide you with different information than that contained or incorporated by reference in this prospectus supplement and any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law.

All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in our annual report on Form 10-K for the year ended December 31, 2022. These documents are available through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

THE COMPANY

AVITA Medical, Inc. and its subsidiaries (including AVITA Medical Pty Limited (“AVITA Australia”) (collectively, “AVITA Medical”, “we”, “our”, “us” or “Company”), is a regenerative medicine company leading the development and commercialization of devices and autologous cellular therapies for skin restoration. Our patented and proprietary RECELL® System (“RECELL System” or “RECELL”) technology platform harnesses the regenerative properties of a patient’s own skin to create Spray-On Skin™ Cells, an autologous skin cell suspension that is sprayed onto the patient to regenerate natural healthy skin.

Our principal executive office is located at 28159 Avenue Stanford, Suite 220, Valencia, CA 91355, and our telephone number is (661) 367-9170. Our website address is www.avitamedical.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference in this prospectus.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As of the date of this prospectus, we are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various U.S. reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have taken, and in the future may take, advantage of these exemptions until such time that we are no longer an emerging growth company. Further, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act which, given the filing of the S-8 Registration Statement on August 27, 2020, will be December 31, 2025, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things:

•	capital expenditures;

•	working capital;

•	research and development;

•	acquisitions;

•	repayment of debt; and

•	repurchases and redemptions of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, or the DGCL, and our amended certificate of incorporation (the “Certificate”) and our amended and restated bylaws (the “Bylaws”). The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our Certificate and our Bylaws for more complete information. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

Common Stock

General

Our Certificate authorizes the issuance of up to 200,000,000 shares of common stock, $0.0001 par value per share. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends may be paid in cash, in property or in shares of common stock. Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board may consider relevant.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Non-assessable

All outstanding shares of our common stock are fully paid and non-assessable.

Annual Stockholder Meetings

Our Certificate and Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may but are not obligated to conduct meetings by remote communications, including by webcast.

Preferred Stock

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, each of which will have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, whole or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our board of directors prior to the issuance of any shares thereof. The designations, powers, rights and preferences of our preferred stock could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action. No shares of our preferred stock are currently issued and outstanding.

Anti-Takeover Effects of Provisions of the Certificate and Bylaws and DGCL

Some provisions of the DGCL, our Certificate and Bylaws could make the following transactions difficult: (i) acquisition of the Company by means of a tender offer; (ii) acquisition of the Company by means of a proxy contest or otherwise; or (iii) removal of incumbent officers and directors of the Company. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions that might result in a premium over the market price for our common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board.

Delaware Anti-Takeover Statute

The Company is subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock, and a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of the Company’s common stock.

However, the above provisions of Section 203 do not apply if:

•	our board approves the transaction that made the stockholder an interested stockholder or the business combination before the date of that transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•

on or subsequent to the date of the transaction, the business combinations approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to our Certificate or Bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our Certificate nor our Bylaws exempts us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Special Stockholder Meetings

The Bylaws provide that a special meeting of stockholders (1) may be called at any time by the order of a majority of our entire board of directors, the Chairman of the Board, the Chief Executive Officer or the President (in the absence of a chief executive officer), and (2) shall be called by the Secretary upon the written request of the holders of record of at least twenty-five percent (25%) of the outstanding shares of common stock of the Company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Composition of our Board of Directors; Election and Removal of Directors; Filling Vacancies

The Company’s board of directors consists of one or more directors. In any uncontested elections of directors, a director nominee for our board of directors of the Company will be elected by the plurality of the votes cast with respect to such director at a meeting at which a quorum is present.

In a contested election, a plurality voting standard will apply to director elections. The directors of the Company are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified.

The directors of the Company may be removed by the affirmative vote of the holders of at least a majority of the Company’s then-outstanding common stock. Furthermore, any vacancy on the Company’s board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may be filled only by a majority vote of our board of directors then in office, even if less than a quorum, or by the sole remaining director.

Amendment of the Certificate and Bylaws

The Certificate may be amended in any manner permitted under the DGCL and the Bylaws may be amended by the holders of at a majority of the voting power of the then outstanding voting stock or by our board of directors.

Limitations of Liability and Indemnification Matters

Each of the Certificate and Bylaws provide that the Company is required to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Bylaws also obligates the Company to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision, from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses.

The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Securities Exchange Listings

Shares of our common stock are listed on The Nasdaq Stock Market LLC under the symbol “RCEL.” Our Chess Depositary Interests (“CDIs”) are quoted on the Australian Securities Exchange Ltd (“ASX”) under the ticker code, “AVH”. One share of common stock on Nasdaq is equivalent to five CDIs on the ASX.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A, and its address is 250 Royall St., Canton, Massachusetts 02021.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

We may offer shares of our preferred stock from time to time, in one or more series of preferred stock. Pursuant to our Certificate, we have the authority to issue 10,000,000 shares of preferred stock, $0.0001 par value. As of April 12, 2023, we had no shares of preferred stock outstanding. Our board of directors may, without action by stockholders, issue one or more series of preferred stock. The board may determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could decrease the market price of our common stock. The issuance of preferred stock also could delay, deter, or prevent a change of control of the Company.

We have summarized material provisions of the preferred stock in this section. This summary is not complete. If we offer preferred stock, we will file a form of certificate of designation designating the rights and preferences of the preferred stock with the SEC prior to any issuance of preferred stock, and you should read such certificate of designation for provisions that may be important to you.

The certificate of designation and prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the preferred stock;

•	the maximum number of shares of the series of preferred stock;

•	the dividend rate, if any, or the method of calculating and paying the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations, or restrictions on the rights of the shares.

Any shares of preferred stock we issue will, at the time of issuance, be fully paid and non-assessable.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase common stock or preferred stock. We may issue warrants independently in an offering or together with any other securities we offer under a prospectus supplement. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent which will be named in the prospectus supplement.

We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete and will only be complete when described in any prospectus supplement. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

A prospectus supplement relating to any warrants that we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Exercise of Warrants

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of shares of common stock or shares of preferred stock being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or shares of preferred stock purchasable upon the exercise of the warrants. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

•	shorten the period of time during which the warrants may be exercised; or

•	otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

The warrant agent, as described in the prospectus supplement, will act solely as our agent in connection with the warrants and will not assume any obligations or relationship of agency or trust for or with any warrant holder. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF UNITS WE MAY OFFER

We may also issue units comprised of one or more of the other securities described above in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also a holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time before a specified date.

We have summarized material provisions of the units and the unit agreements below. This summary is not complete and will be complete as described in a prospectus supplement. We will file the form of any unit agreement with the SEC, and you should read the unit agreement for provisions that may be important to you.

A prospectus supplement relating to any units we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether such units will be issued in fully registered or global form.

CHESS DEPOSITARY INTERESTS

Any shares of common stock, or preferred stock, warrants or units that we offer that are otherwise convertible or exercisable into common stock may be issued in Australia in the form of CDIs or securities convertible or exchangeable into CDIs. If an offering includes such securities, it will be further described in a prospectus supplement.

Our CDIs are quoted on the ASX under the ticker code, “AVH”. One share of common stock on Nasdaq is equivalent to five CDIs on the ASX.

PLAN OF DISTRIBUTION

We may from time to time offer and sell, separately or together, some or all of the securities covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that the securities will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

•

transactions on The Nasdaq Stock Market LLC or the ASX in accordance with the rules of the ASX (including through at-the-market offerings) or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through offerings of securities exchangeable, convertible or exercisable for the securities;

•	directly to one or more purchasers;

•	through agents; or

•	through any combination of the above.

At any time a particular offer of securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

•	the name or names of any underwriters, broker-dealers or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or re-allowed or paid to dealers;

•	any additional risk factors applicable to the securities that we propose to sell; and

•	any securities exchange on which the securities may be listed.

Any such required prospectus supplement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of securities covered by this prospectus.

Underwriters, broker-dealers or agents may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both the sellers and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities. In connection with such sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters, broker-dealers or agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, broker-dealers and agents, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on The Nasdaq Stock Market LLC and our CDIs which are listed on the ASX. Any common stock sold will be listed on The Nasdaq Stock Market LLC, upon official notice of issuance. Any CDIs sold will be listed on the ASX in accordance with the rules and regulations of the ASX. The securities, other than our common stock, may or may not be listed on a national securities exchange or other organized market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

LEGAL MATTERS

The validity of the issuance of the shares of common stock, preferred stock, warrants, or units, as applicable, offered hereby will be passed upon for us by K&L Gates LLP, 925 Fourth Avenue, Seattle, WA 98104. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel whom we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Each time securities are offered to be sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC on February 23, 2023;

•	Our Current Reports on Form 8-K dated January 20, 2023, March 21, 2023, March 22, 2023, and March 27, 2023;

•

A description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed February 23, 2022, including any Amendment or reports filed for the purpose of updating this description; and

•

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents, at no cost, by writing or telephoning us at the following address or phone number:

AVITA Medical, Inc.

28159 Avenue Stanford

Suite 220

Valencia, CA 91355

(661) 367-9170

Attn: Donna Shiroma, General Counsel

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 14, 2023.

PROSPECTUS SUPPLEMENT

(to the Prospectus dated                 , 2023)

Up to 3,799,164

Shares of

AVITA Medical, Inc.

Common Stock

We have entered into a sales agreement with Cowen and Company, LLC, or Cowen, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell up to 3,799,164 shares of our common stock from time to time through Cowen acting as our agent.

Our common stock trades on The Nasdaq Stock Market LLC under the symbol “RCEL.” Our CHESS Depositary Interests (“CDIs”) are listed on the Australian Securities Exchange (“ASX”) under the symbol “AVH”, with five CDIs being equivalent to one share of our common stock. On April 12, 2023, the last reported sale price for our common stock on Nasdaq was $15.81 per share and the last reported sale price of our CDIs on the ASX was $4.75 per CDI.

Sales of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cowen for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act and the Exchange Act of 1934, as amended, or the Exchange Act.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to certain reduced public company reporting requirements. See “The Company—Implications of Being an Emerging Growth Company” in the accompanying prospectus.

Our business and an investment in our securities involve significant risks. Please read carefully the section entitled “Risk Factors ” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

TD Cowen

The date of this prospectus supplement is             , 2023.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell up to 3,799,164 shares of our common stock under this prospectus supplement and accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus and in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement and the documents incorporated by reference herein, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Cowen has not, authorized anyone to provide you with different information than that contained or incorporated by reference in this prospectus supplement and any related free writing prospectus filed by us with the SEC. We and Cowen take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

Unless the context otherwise indicates, references in this prospectus supplement to “AVITA,” “we,” “our,” “us” and “the Company” refer, collectively, to AVITA Medical, Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

•	our expectations regarding the benefits of our RECELL System;

•	the initiation, timing, progress and results of our ongoing clinical trials;

•	the rate and degree of market acceptance of our RECELL System;

•	the implementation of our business model and strategic plans for our business;

•	our estimates of our expenses, future revenue and capital requirements;

•	our ability to obtain additional funds for our operations;

•	our ability to obtain and maintain intellectual property protection for our technologies and our ability to operate our business without infringing the intellectual property rights of others;

•	our reliance on third-party supply and manufacturing partners to supply the materials and components for our products;

•	our ability to attract and retain qualified key management and technical personnel;

•	the impact of existing and new governmental laws and regulations;

•	our sales, marketing and distribution capabilities and strategy;

•	our financial performance;

•	developments relating to our competitors or our industry; and

•	the extent to which the COVID-19 pandemic and related governmental regulations and restrictions may impact our business, including our research, clinical trials, manufacturing and financial condition.

Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law.

All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. These documents are available through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference herein and therein, including the information set forth under the heading “Risk Factors” in this prospectus supplement and incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2022, as well as our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Business Overview

AVITA Medical, Inc. (collectively, including its subsidiaries, “AVITA Medical”, “we”, “our”, “us” or “Company”) is a regenerative medicine company leading the development and commercialization of devices and autologous cellular therapies for skin restoration. Our patented and proprietary RECELL® System (“RECELL System” or “RECELL”) technology platform harnesses the regenerative properties of a patient’s own skin to create Spray-On Skin™ Cells, an autologous skin cell suspension that is sprayed onto the patient to regenerate natural healthy skin.

The RECELL System has a long-established safety profile, and clear potential for clinical and health-economic value propositions across a range of skin-related clinical indications. The patented and proprietary platform technology underlying Spray-On Skin™ Cells originated in Australia, based on the seminal work of Professor Fiona Wood and fellow scientist Marie Stoner. RECELL was initially launched in the E.U. in 2005, and then in Australia in 2006, ahead of pivotal outcomes data demonstrating clinical performance relative to standard care. Pivotal trials were conducted in the U.S. beginning in 2010. In September 2018, the U.S. Food and Drug Administration (“FDA”) approved RECELL as a Class 3 device through a premarket approval (“PMA”) for the treatment of acute thermal burn injuries in patients 18 years and older. Following receipt of our original PMA, we commenced commercialization of the RECELL System in January 2019 in the United States. RECELL is a first-of-kind medical device approved through FDA’s Center for Biologics Evaluation and Research, and the first Class 3 device approved for use in burn care in over 20 years.

Company Information

Our principal executive offices are located at 28159 Avenue Stanford, Suite 220, Valencia, CA 91355. Our telephone number is (661) 367-9170. Our website address is www.avitamedical.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see “Description of Common Stock We May Offer” in the accompanying prospectus.

Common Stock Offered by Us	Up to 3,799,164 shares of our common stock.

Manner of Offering	“At the market” offerings that may be made from time to time through our sales agent, Cowen and Company, LLC. See “Plan of Distribution” on page S-9 for further information.

Use of Proceeds	We intend to use the net proceeds from the sale of any securities offered under this prospectus supplement for general corporate purposes. Although we have not yet identified specific uses for these proceeds, we currently anticipate using the proceeds to fund some or all of the following purposes: our product development pipeline and to pursue approvals of our products for additional indications, which may include licensing arrangements. See “Use of Proceeds” on page S-7 for further information.

Risk Factors	Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors set forth in our most recently filed Annual Report on Form 10-K for the year ended December 31, 2022, which are incorporated by reference into this prospectus supplement.

The Nasdaq Stock Market LLC Trading Symbol	“RCEL”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make an investment decision. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected.

Additional Risks Relating to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock — see “Use of Proceeds”. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Because we do not intend to pay dividends on our common stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, as well as business prospects. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

Sales of a significant number of shares of our common stock in the public markets, and other transactions that we may pursue, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets and the perception that those sales may occur could adversely affect the market price of our common stock. The completion of this offering will notably increase the number of shares of our common stock that may be sold in the public market because the shares of our common stock issued by us through this offering will be freely tradeable without restriction on further registration under the Securities Act. In addition, future issuances of equity securities may dilute the interests of our existing stockholders, including you, and could cause the market price of our common stock to decline.

Our stock price may be volatile and purchasers of our common stock could incur substantial losses.

Our stock price has been volatile. The market price for our common stock may be influenced by many factors, including the other risks described in this section titled “Risk Factors,” the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, additional SEC filings we incorporate by reference herein and the following:

•	actual or expected fluctuations in our operating results;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	results of clinical trials of our product candidates;

•	results of clinical trials of our competitors’ products and announcements by competitors of related regulatory approvals;

•	regulatory actions with respect to our products or our competitors’ products;

•	reports of one or more patient serious adverse events;

•	publication of research reports by securities analysts about us or our competitors in the industry;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	the impact of inflation, interest rates and the war in Ukraine, as well as other global economic and social events on the capital markets and equity share prices;

•	fluctuations of exchange rates between the U.S. dollar and the Australian dollar;

•	issuances by us of debt or equity securities;

•	litigation involving our company, including shareholder litigation;

•	investigations or audits by regulators into the operations of our company;

•	proceedings initiated by our competitors or clients;

•	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	sales or perceived potential sales of the common stock or CDIs by us, our directors, senior management or our stockholders in the future;

•	short selling or other market manipulation activities;

•	announcement or expectation of additional financing efforts;

•	terrorist acts, acts of war or periods of widespread civil unrest;

•	economic and social effects of the COVID-19 virus or other pandemics;

•	natural disasters and other calamities;

•	changes in market conditions for biopharmaceutical stocks;

•	our inability to raise additional capital;

•	changes in market prices for our product or for our raw materials;

•	changes in market valuations of similar companies;

•	changes in key personnel for us or our competitors;

•	speculation in the press or investment community;

•	changes or proposed changes in laws and regulations affecting our industry;

•	conditions in the financial markets in general or changes in general economic conditions; and

•	the impact of COVID-19 on our operations, clinical trials (including patient enrollment), availability of materials from our suppliers, and sales of our products.

USE OF PROCEEDS

We may issue and sell up to 3,799,164 shares of our common stock from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering for general corporate purposes. Although we have not yet identified specific uses for these proceeds, we currently anticipate using the proceeds to fund some or all of the following purposes: our product development pipeline and to pursue approvals of our products for additional indications, which may include licensing arrangements.

We have not determined the exact amounts we plan to spend on any of the items listed above or the timing of these expenditures. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the actual net proceeds from this offering, the progress of our development efforts, the status of and results from clinical trials and manufacturing activities, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current understandings, agreements or commitments for any material acquisitions or additional licenses of any products, businesses or technologies.

Pending the uses described above, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding.

Our net tangible book value at December 31, 2022 was $84.0 million, or $3.33 per share, based on 25,208,436 shares of our common stock outstanding as of such date. After giving effect to the assumed sale by us of 3,799,164 shares of our common stock at an assumed public offering price of $15.81 per share (the last sale price of our common stock on April 12, 2023 as reported on The Nasdaq Stock Market LLC), less the estimated commission and estimated offering expenses payable by us, our net tangible book value at December 31, 2022 would have been $141.9 million, or $4.89 per share. This represents an immediate increase in pro forma net tangible book value of $1.56 per share to existing stockholders and an immediate dilution of $10.92 per share to investors in this offering. The following table illustrates this per share dilution. The as-adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share of common stock		$15.81
Net tangible book value per share as of December 31, 2022	$3.33
Increase per share attributable to this offering	$1.56

As-adjusted net tangible book value per share as of December 31, 2022 after this offering		$4.89
Dilution per share to new investors participating in this offering		$10.92

The table and calculations above are based on 25,208,436 shares of our common stock outstanding as of December 31, 2022, and exclude the following:

•	2,235,446 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2022, at a weighted average exercise price of $12.47 per share;

•	460,518 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of December 31, 2022; and

•	244,675 additional shares of our common stock available for future issuance under our 2020 Omnibus Incentive Plan as of December 31, 2022.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to 3,799,164 shares of our common stock through Cowen as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on The Nasdaq Stock Market LLC or any other trading market for our common stock. If authorized by us in writing, Cowen may purchase shares of our common stock as principal.

Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Cowen as sales agent equals 3% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $95,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $320,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cowen will provide written confirmation to us following the close of trading on The Nasdaq Stock Market LLC on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock. We will also report the number of shares of common stock sold through Cowen under the sales agreement to the ASX in accordance with the requirements of the ASX Listing Rules.

ASX Listing Rules may impose limits on the number of shares that we can issue under the sales agreement without shareholder approval. In particular, Listing Rule 7.1 provides that a company may not, without prior shareholder approval, issue, or agree to issue, an amount of equity securities in any twelve-month period exceeding 15% of the number of shares outstanding at the commencement of that 12-month period.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. After May 28, 2024, settlement for sales of common stock will occur on the first business day that is also a trading day (or such earlier day as is industry practice for regular-way trading) following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of our common stock on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transaction that stabilizes our common stock.

Our common stock is listed on The Nasdaq Stock Market LLC and trades under the symbol “RCEL”. The transfer agent of our common stock is Computershare Trust Company, N.A. Our CDIs are listed on the ASX under the symbol “AVH”, with five CDIs being equivalent to one share of our common stock.

Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by K&L Gates LLP, Seattle, Washington. The sales agent is represented in this offering by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also maintain a website at www.avitamedical.com. The information set forth on, or accessible through, our website is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities (unless otherwise noted, the SEC file number for each of the documents listed below is 001-39059):

•	Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023;

•	Our Current Reports on Form 8-K filed with the SEC on January 20, 2023, March 21, 2023, March 22, 2023, and March 27, 2023;

•

A description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed February 23, 2022, including any amendment or reports filed for the purpose of updating this description; and

•

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents, at no cost, by writing or telephoning us at the following address or phone number:

AVITA Medical, Inc.

28159 Avenue Stanford

Suite 220

Valencia, CA 91355

(661) 367-9170

Attn: Donna Shiroma, General Counsel

Up to 3,799,164

Shares of

AVITA MEDICAL, INC.

Common Stock

TD Cowen

                    , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Company. All such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$7,760
Legal and accounting fees and expenses	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

AVITA Medical’s certificate of incorporation limits the liability of directors to the maximum extent permitted by Section 145 of the Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit.

The Company provides officers’ and directors’ liability insurance for its officers and directors.

Item 16. Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement **

1.2	Sales Agreement, by and between the Company and Cowen and Company, LLC, dated April 14, 2023*

3.1	Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 of the Form 8-K12G of the Company filed June 30, 2020.)

3.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Form 10-KT filed on February 28, 2022)

3.3	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.3 of the Company’s Form 10-KT filed on February 28, 2022)

3.4	Certificate of Designation of Preferred Stock **

4.1	Form of Preferred Stock Certificate **

4.2	Form of Warrant Agreement (including form of Warrant Certificate) **

4.3	Form of Unit Agreement (including form of Unit Certificate) **

5.1	Opinion of K&L Gates LLP as to the legality of the securities being issued*

23.1	Consent of Grant Thornton LLP*

23.2	Consent of K&L Gates LLP (included within Exhibit 5.1)*

24	Power of Attorney (included in the signature page hereto)

107	Filing Fee Table*

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Valencia, California, on April 14, 2023.

AVITA MEDICAL, INC.

By:	/s/ James Corbett
James Corbett
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James Corbett and Sean Ekins, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 14, 2023.

/s/ James Corbett James Corbett	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Sean Ekins Sean Ekins	Interim Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Lou Panaccio Lou Panaccio	Director

/s/ Jeremy Curnock Cook Jeremy Curnock Cook	Director

/s/ Suzanne Crowe Suzanne Crowe	Director

/s/ Jan Stern Reed Jan Stern Reed	Director

/s/ Robert McNamara Robert McNamara	Director

/s/ Cary Vance Cary Vance	Director